   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No Fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

On February 10, 1998, American International Group, Inc. filed the following Opposition to Cendant's Petition for Hearing and Petition to Intervene and Consolidate with the State of Florida Department of Insurance.

                           BEFORE THE STATE OF FLORIDA
                             DEPARTMENT OF INSURANCE

IN RE:  APPLICATION FOR APPROVAL OF THE ACQUISITION
OF A CONTROLLING INTEREST (FORMS DI4-918 AND DI4-
448) FILED ON DECEMBER 31, 1997, BY AMERICAN
INTERNATIONAL GROUP, INC., AND AIGF,
INC., RESPECTING AMERICAN BANKERS INSURANCE
COMPANY OF FLORIDA AND AMERICAN BANKERS LIFE
ASSURANCE COMPANY OF FLORIDA, EACH A DOMESTIC
INSURER, AND VOYAGER SERVICE WARRANTIES, INC., A
DOMESTIC SPECIALTY INSURER.
-------------------------------------------/

                          AIG'S OPPOSITION TO CENDANT'S
         PETITION FOR HEARING AND PETITION TO INTERVENE AND CONSOLIDATE

         American International Group, Inc. and AIGF, Inc. (sometimes collectively referred to herein as "AIG") oppose both the Petition For A Section
628.461 Hearing and the Petition To Intervene And Consolidate improperly filed by Cendant Corporation ("Cendant Corp.") and Season Acquisition Corp. ("Season") (collectively referred to as "Cendant") and state:

                                   BACKGROUND

         1. On December 21, 1997, American Bankers Insurance Group, Inc. ("ABIG") and American International Group, Inc. ("AIG") entered into a merger agreement (the "Merger Agreement") pursuant to which AIG will acquire 100% of the outstanding common stock of ABIG through merger of ABIG with AIG's wholly-owned subsidiary AIGF, Inc. (the "Merger"). The same day, AIG and ABIG also entered into a related Stock Option Agreement.

         2. On December 22, 1997, ABIG and AIG publicly announced that they had entered into the Merger Agreement and Stock Option Agreement and that consummating the transaction is subject to various conditions, including requisite state insurance regulatory approvals.

         3. On December 31, 1997, AIG filed Form DI4-918 and Form DI4-448 (together, "AIG's Application") with the Department seeking approval of the Merger and of AIG's purchase of 19.9% of the common stock of ABIG, pursuant to the Merger Agreement and the Stock Option Agreement. The combined application was filed under Sections 628.461 and 628.4615, Florida Statutes ("F.S."), and the pertinent Department rules, forms, and instructions.

         4. On December 31, 1997, AIG formally notified ABIG and its Florida domestic subsidiaries of the filing of AIG's Application by mailing a copy thereof to ABIG and its three Florida domestic subsidiaries by U.S. certified mail, in accordance with Section 628.461(1)(a). That copy was received on January 2, 1998.

         5. On January 13, 1998, ABIG filed a Form 8-K with the U.S. Securities and Exchange Commission ("SEC") regarding the Merger and related transactions, including copies of the Merger Agreement and Stock Option Agreement. Florida is identified in this filing as among the jurisdictions in which insurance regulatory approval is required for consummation of the Merger Agreement and Stock Option Agreement.

         6. According to Cendant's public filings with the SEC, commencing by May, 1997, Cendant's management approached ABIG several times regarding a possible acquisition or business combination. According to those filings, in early December, 1997, Cendant renewed its overtures, and ABIG responded that it did not then wish to pursue a transaction with Cendant.

         7. According to Cendant's public filings with the SEC, Cendant began acquiring shares of ABIG common and preferred stock on January 16, 1998.

         8. On January 27, 1998, more than a month after ABIG and AIG entered into and publicly announced the Merger Agreement, and twenty-seven days after AIG filed its Application:

                  a. Cendant announced an unsolicited, hostile tender offer to acquire ABIG;

                  b. Cendant announced that it was filing an application ("Cendant's Application") with the Department, seeking approval of Cendant's proposed acquisition of ABIG and its subsidiaries; and

                  c. Cendant sued AIG, ABIG, and ABIG's directors in U.S. District Court in Miami, Florida, seeking to halt the Merger and making allegations essentially identical to those in Cendant's motions and petitions later filed with the Department.(1)

         9. On January 30, 1998, the SEC declared effective AIG's registration statement respecting its stock to be issued to ABIG's shareholders in connection with the Merger. The joint proxy statement that is part of the registration statement states (at page 34), inter alia, that AIG had filed applications seeking all requisite state insurance regulatory approvals for the Merger.

         10. Also on January 30, 1998, the Federal Trade Commission granted early termination of the "waiting period" respecting the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         11. The following week, Cendant and Season apparently filed with the Department a Petition For A Section 628.461 Proceeding (the "Request") and a Petition To Intervene And Consolidate (the "Petition"). AIG was not served with a copy of either filing, which apparently were delivered to the Department on February 2, 1998.

--------

         (1) Cendant's Request and Petition repeat many of its allegations in that lawsuit, and the Petition attaches Cendant's complaint as an exhibit. Those allegations are irrelevant to the Department's disposition of the Request and Petition, and AIG will not respond to them here. So that the Department is aware that Cendant's allegations and claims are baseless, we attach here as Exhibit A AIG's Motion to Dismiss Cendant's amended complaint and as Exhibit B AIG's Complaint filed against Cendant in the same court.

         12. To advance its competitive position in its effort to gain control of ABIG, Cendant petitions the Department to allow it to delay and frustrate action on AIG's Application by issuing orders: (i) convening a "hearing" on AIG's Application; (ii) allowing Cendant to intervene into "any and all administrative proceedings instituted before the Department" in connection with AIG's proposed acquisition of ABIG; and (iii) consolidating "the AIG proceedings with proceedings instituted by Season" relating to its proposed acquisition of ABIG.

         13. Cendant's Request asks for a "hearing" under Section 628.461(5)(a), F.S., on AIG's Application, alleging that AIG's Application affects Season's substantial interests. Request, paragraph. 1.

         14. In paragraph 10 of the Petition, both Cendant and Season claim a right to intervene into the Department's review of AIG's Application, asserting that their "substantial interests both as a shareholder of American Bankers and as a competing acquirer will be affected by the Department's action on the AIG Form A." Assuming, for argument's sake, the existence of a proceeding, neither Cendant nor Season is "substantially affected" by the Department's action on AIG's Application, neither may demand that the Department a conduct proceeding on AIG's Application, and neither is entitled to intervene in the AIG Application review process.

         15. The Request and Petition must be denied because: (i) there is no pending "proceeding" relating to the AIG Application in which Cendant and Season may intervene or consolidate with their application; (ii) the Request for a hearing is untimely by law and barred by laches; (iii) even if a proceeding exists, both Cendant and Season lack standing to participate as a party to AIG's Application; and (iv) consolidation of the AIG and Cendant Applications is not authorized by law and not warranted in these circumstances.

                                MEMORANDUM OF LAW

I.       THERE IS NO PENDING PROCEEDING

         Before the Department may consider the merits of Cendant's Petition, there must be a "proceeding" in which to intervene. Under Section 628.461(5)(a), F.S., there is no "proceeding" unless and until one is initiated by the Department, either on its own or at the request of a substantially affected party. Cendant and Season attempt to evade this threshold issue by defining AIG's Application as "the AIG Form A Proceedings." Calling an application a proceeding does not make it one. The statute plainly distinguishes an application and the Department's review of it from any proceeding that might be conducted on an application.

         As demonstrated below, although Cendant and Season have filed a Petition For A Section 628.461 Hearing, that Request is a nullity because it is too late and because neither Cendant nor Season is "substantially affected" by the AIG Application. There simply is no pending "proceeding." There can be no intervention in the absence of a proceeding.

         Both Department rules and case law support this conclusion. AIG has submitted an application, the Department is reviewing it, and AIG has provided further information pursuant to that review. Thus, the Department is now engaged in an investigation as part of free-form agency action pursuant to its authority to review applications. That review process is not a "proceeding." Rules 4-121.052(1) & (2), Fla. Admin. Code ("An investigation is a non-adversary executive function to discover and procure evidence as part of a fact-finding function of the Department. ... The Department routinely conducts investigations" on applications under Ch. 628.); Manasota-88, Inc. v. Dept. of Environmental Regulation, 441 So.2d 1109, 1111 (Fla. 1st DCA 1983) (no intervention permitted in "free form, informal process between the time an application is filed and the notice of proposed agency action is issued");
Section 120.57(5), F.S. ("This section [on administrative hearings] does not apply to agency investigations preliminary to agency action."); Commission on Human Relations v. Bentley, 422 So.2d 964, 966 (Fla. 1st DCA 1982) (person not entitled to administrative hearing to review agency free-form, fact-finding determination).

         Neither the filing of AIG's Application nor the Department's review of it initiates a "proceeding." Cendant's Petition attempts to confuse this basic point by calling the pending applications "proceedings" instead. Because Cendant and Season may not intervene in the Department's free-form review of the AIG Application, the Petition to Intervene must be denied. To conclude otherwise would subject the Department's varied review functions to constant disruption by private parties requesting hearings.

II.      IT IS TOO LATE FOR CENDANT TO REQUEST A PROCEEDING

         Section 628.461(5)(a), F.S., requires that any written request for a proceeding be filed "within 10 days of the date notice of the filing is given." The "notice of the filing" required by Section 628.461(1)(a) is the sole and exclusive statutory mechanism for providing notice. It specifies that notice be sent to "the insurer and controlling company."

         There is no dispute that AIG gave the required notice. AIG filed its Application with the Department and mailed a copy to ABIG and its Florida domestic subsidiaries on December 31, 1997. Those companies received that notice January 2, 1998. There is also no dispute that Cendant's Request was untimely. It was filed more than ten days later, long after January 12, 1998. Cendant filed its Request on February 2, 1998, at least twenty-one days too late. Cendant admits all this.

         Having failed to do what the law requires, Cendant asks that it be excused. It does not say it did not know of the Merger Agreement when it was announced. It does not say that it could not have filed timely. It does not even say that it lacked knowledge. Cendant simply asks that it be excused and argues that AIG's undisputed compliance with the law is not enough.

         In many instances, the courts have deemed "clear point of entry" notice appropriate and required. However, Cendant's argument that the "clear point of entry" doctrine should be grafted onto the narrowly tailored Section 628.461(1)(a) notice provision not only lacks support from the plain language of the statute, but is also antithetical to what the legislature intended. Unlike other statutory schemes, the legislature made no provision in Section 628.461 mandating that the public at large be notified of the filing of an acquisition application. Compare with Section 408.039(2), F.S. (notice of the filing of letters of intent to apply for certificates of need must be published in the Florida Administrative Weekly).

         It would obviously be beneficial to a hostile bidder like Cendant to create as many artificial hurdles as possible to delay agency action and gain precious time to reverse the momentum of a planned merger. Besides the fact that universal notice was not the legislature's intent, it would be particularly inappropriate in this case to impose such a requirement on AIG to the benefit of a party who presumably planned its hostile tender offer in advance and in secret, without objecting at an earlier date.

         First, if universal notice were required by the statute (which it is not), the absence of such notice was harmless as to Cendant, because Cendant would not have been an intended beneficiary or recipient of the notice. Although more widely disseminated, such notice would still have the purpose of informing "substantially affected parties" of their right to petition the Department. As

Cendant itself defined "substantially affected parties" in its Request, Cendant was not within this class of persons at that time of filing and could not have alleged a basis for standing regardless of the form of the notice.

         The notion of standing focuses on whether a person has the legal capacity to "initiate" an administrative proceeding. This legal capacity cannot be established retroactively but must exist before the right to file the request expires. In other words, where there is a ten-day window to file a request, as here, standing to make the request exists only if the circumstances that warrant standing have materialized during this ten-day period and were not merely incipient. See, e.g., Charter Hospital of Pasco Co. v. Department of Health and Rehabilitative Services, 563 So.2d 181, 182 (Fla. 1st DCA 1990) (because only "established programs" may initiate proceedings, a health care facility with a CON-approved service that was not yet operational when the petition was filed had no standing to contest applications for the same service).

         Cendant must also concede that, even if Section 628.461(1)(a) prescribed a universal "clear point of entry," notice by January 2, 1998 to Cendant would not have given it a right to request a proceeding before the ten-day period expired on January 12, 1998. Cendant's only alleged bases for standing are its current status "as a shareholder of American Bankers and as a competing acquirer." Request, paragraph. 11. However, Cendant did not become a shareholder until January 16, 1998, four days after the limitations deadline. It was not until ten or fifteen days after the limitations deadline that Cendant made a competing offer for American Bankers. Clearly, the absence of universal notice did not prejudice Cendant. In reality, it was Cendant that failed to give notice. It decided not to voice its objection at an early date, allowing it to plan its hostile tender offer and financing in secret.

         The doctrine of laches provides yet another reason for rejecting Cendant's Request as untimely, even if universal notice were required. As stated in Brumby v. Brumby, 647 So.2d 330, 331 (Fla. 4th DCA 1994), cause dismissed, 651 So.2d 1192 (Fla. 1995):

         Laches is based upon an unreasonable delay . . . in asserting a known right which causes undue prejudice to the party against whom the claim is asserted. . . . In determining whether delay constitutes a bar to a claim, the court must look to whether the delay has resulted in injury, embarrassment or disadvantage to any person, and particularly to the person against whom relief is sought, whether the delay has been such as practically to preclude the court from arriving at a safe conclusion as to the truth of the matters in controversy, and whether, during the delay, there has occurred a change in conditions that would render it inequitable to enforce the right asserted.

As Cendant admits in its Request, AIG and American Bankers announced the proposed acquisition through a press release on December 22, 1997. Cendant was knowledgeable about ABIG's business and about insurance regulations and certainly knew that AIG would be required to file an acquisition application in Florida. See Davidson v. Grady, 105 F.2d 405, 408 (5th Cir. 1939) ("[O]ne will be charged with knowledge, where the evidence leads to the conclusion that he could have informed himself of the facts by the degree of diligence which the law required, . . . where the circumstances of which he was cognizant were such as to put a man or ordinary prudence on inquiry."). Cendant admits knowing that AIG filed an acquisition application despite the absence of "universal" notice. Nevertheless, Cendant waited until February 2, 1998, more than forty-two days after the Merger announcement, to file its Request.

         Undoubtedly the timing of Cendant's filing had nothing to do with the contrived excuse of no notice and everything to do with the SEC's having declared AIG's registration statement effective, the Federal Trade Commission's having terminated its review of the Merger under the Hart-Scott-Rodino Act early, and Cendant running out of vehicles to implement its strategy to delay the pending merger while it planned in secret its own offer and application. Accepting Cendant's untimely Request would unfairly prejudice AIG.

         Therefore, fairness and equity, in addition to the clear requirement of
Section 628.461(5)(a), dictate that the Department reject Cendant's Request as untimely.

III. CENDANT AND SEASON LACK STANDING TO REQUEST OR INTERVENE IN A PROCEEDING ON AIG'S APPLICATION

         Public participation in the activities of governmental agencies is not unrestricted or absolute. To be entitled to participate in a proceeding, a person must have standing. As explained by the First District Court of Appeal, the principles of standing are:

         a selective method for restricting access to the adjudicative process, whether it be administrative or purely judicial, by limiting the proceeding to actual disputes between persons whose rights and interests subject to protection by the statutes involved are immediately and substantially affected.

Florida Society of Ophthalmology v. State Board of Optometry, 532 So.2d 1279, 1284 (Fla. 1st DCA 1988), review den., 542 So.2d 1331 (Fla. 1989) (emphasis added). The Administrative Procedure Act ("APA") was not intended to allow everyone with an interest to participate in an agency's decision-making process.

         [N]ot everyone having an interest in the outcome of a particular dispute over an agency's interpretation of the law submitted to its charge or the agency's application of that law in determining the rights and interests of members of government or the public, is entitled to participate as a party in an administrative proceeding to resolve that dispute.

Id. (emphasis added). Because the right to participate is not absolute, "the legislature must define and the courts must enforce certain limits on the public's right to participate in administrative proceedings." Id. The legislature has defined such limits by requiring that a person be "substantially affected" before he may request or intervene in a hearing. Courts have consistently enforced such limits by applying the test for standing announced in Agrico Chemical Co. v. Dept. of Environmental Regulation, 406 So.2d 478 (Fla. 2nd DCA 1981), review den., Freeport Sulphur Co. v. Agrico Chemical Co., 415 So. 2d 1359 (Fla. 1982), review den., Sulphur Terminals Co. v. Agrico Chemical Co., 415 So.2d 1361 (Fla.
1982).(2)

         Section 628.461 governs the Department's review of an application to acquire control of a domestic insurer. Specifically, Section 628.461(5)(a) provides that "a substantially affected party" may ask the Department to conduct a "proceeding" to consider the appropriateness of such a filing. Similarly,
Section 628.4615(6)(a) provides that a "substantially affected person" may request a "proceeding" on an application to acquire control of a domestic special insurer.

         Although these statutes do not define "substantially affected party" or "person," Florida courts have exhaustively analyzed and narrowly defined that term as used in the APA. Because Section 628.4615(6)(a) provides that the "acquisition application shall be reviewed in accordance with chapter 120," following the settled meaning of "substantially affected" under the APA is appropriate. See Goldstein v. Acme Concrete Corp., 103 So.2d 202, 204 (Fla.
1958) (where the legislature uses exact words in different statutory provisions, courts may assume they were intended to mean the same thing); St. George Island, Ltd. v. Rudd, 547 So.2d 958, 961 (Fla. 1st DCA 1989) approved by Brown v. St. George Island, Ltd., 561 So.2d 253 (Fla. 1990) (same).

         In paragraph 10 of the Petition, both Cendant and Season claim a right to intervene in the Department's review of the AIG's Application, alleging that their "substantial interests both as a

--------

         (2) Agrico denied standing to a petitioner challenging the issuance of a permit to its competitor. The Agrico standing test has been adopted by the First District Court of Appeal and confirmed by the Florida Supreme Court in other disputes as well. E.g., AmeriSteel Corp. v. Clark, 691 So.2d 473, 478 (Fla. 1997) (denying petition to intervene by electric utility user challenging territorial service agreement between Public Service Commission and utility provider).

shareholder of American Bankers and as a competing acquirer will be affected by the Department's action on the AIG Form A." They allege the same basis in requesting a hearing on AIG's Application (Request paragraph. 11). Assuming, for argument's sake, the existence of a proceeding under Florida law, neither Cendant nor Season is "substantially affected" by the Department's review of AIG's Application, and neither may intervene in the Department's review process or in any proceeding that may be conducted regarding AIG's Application.

         As Cendant itself acknowledges, Agrico enunciated the controlling test for determining whether a person is "substantially affected" so as to have standing in an administrative proceeding. Under Agrico, to be entitled to initiate or intervene in an administrative proceeding, a person must demonstrate both that (a) he will suffer injury in fact that is of sufficient immediacy to entitle him to a hearing, and (b) his substantial interest is of the type or nature the proceeding is designed to protect.3 The Request and Petition do not allege facts adequate to support standing and fail both prongs of the Agrico standing test.

         A.       ACTION ON AIG'S APPLICATION WILL NOT INJURE CENDANT OR SEASON

         Cendant and Season have alleged no injury in fact of sufficient immediacy to support standing. Careful examination of Cendant's allegations reveals no nexus between the Department's performance of its review of AIG's Application and the injuries that Cendant alleges will result. To gain standing, Cendant must show that the Department might take action that will cause it immediate

--------

         (3) Agrico has been consistently followed. See, e.g., AmeriSteel Corp.
v. Clark, 691 So.2d 473 (Fla. 1997); Department of Professional Regulation, Bd. of Dentistry v. Florida Dental Hygienist Ass'n, Inc., 612 So.2d 646 (Fla. 1st DCA 1993); Florida Society of Ophthalmology v. State Board of Optometry, 532 So.2d 1279 (Fla. lst DCA 1988); Manasota Osteopathic General Hospital, Inc. v. State Department of Health and Rehabilitative Services, 523 So.2d 710 (Fla. lst DCA 1988); Village Park Mobile Home Association, Inc. v. State Department of Business Regulation, 506 So.2d 426 (Fla. lst DCA 1987), review den., 513 So.2d 1063 (Fla. 1987).

injury. Here, the Department can take only one of two actions: approve or disapprove AIG's Application. Although Cendant complains that an approval will injure it, that claim is pure speculation. Cendant will not be injured if ABIG's shareholders reject the Merger or if the Merger is not consummated for other reasons. The Department's approval simply satisfies one of the many conditions to completing the Merger. If ABIG's shareholders approve the Merger, they will do so not because of Department action, but because they perceive greater value in the AIG Merger. Any resulting injury to Cendant would flow directly from the actions of ABIG shareholders, not Department approval.

         The Department's role is to determine whether AIG satisfies the statutory criteria. By law, approval confers no Department recommendation on AIG. Sections 628.461(9), 628.4615(10), F.S. Approval also does not prevent Cendant from soliciting proxies to vote against the merger. Further, Cendant's tender offer is subject to numerous conditions, failure of any of which may preclude Cendant from acquiring ABIG. By contrast, approval of AIG's Application will not by itself prevent approval of Cendant's application or keep Cendant from acquiring ABIG.

         If ABIG's shareholders approve the Merger, they will have decided for reasons persuasive to them that the Merger is beneficial. An injury dependent on some independent action subsequent to a governmental approval does not confer standing. It lacks the requisite "sufficient immediacy." See Village Park Mobile Home Association, Inc. v. Dept. of Business Regulation, 506 So.2d 426, 430 (Fla. lst DCA 1987), review den., 513 So.2d 1063 (Fla. 1987). Cendant's claim that ABIG's shareholders will approve the Merger because the Department approves AIG's Application is not only speculation, but contrary to law and fact.

         According to Cendant and Season, approval of AIG's Application would injure them because AIG may gain a competitive advantage over Cendant's tender offer. What they fear is that AIG rather than Cendant may succeed in acquiring ABIG. However, the potential injury of which Cendant and Season complain would stem directly from actions of ABIG shareholders and not from action of the Department. Any injury if and after the Department approves AIG's Application is remote and speculative as there must be intervening, independent events between approval and Cendant's hypothetical injury. Regardless of the Department's action on AIG's Application, Cendant and Season will not suffer any injury if ABIG shareholders accept Season's offer or reject AIG's offer. Any connection between the Department's approval and the decisions of ABIG shareholders is too remote under Agrico.

         The opinion in Village Park Mobile Home Association is instructive. There, the Department of Business Regulation approved a prospectus for a mobile home park describing the terms and conditions of park residence. The mobile home association and residents of the park petitioned for a hearing to challenge the Department's approval of the prospectus, alleging that "the terms of the proposed prospectus greatly increased the cost of residence at the park, substantially reduced services previously provided by the park owner, and greatly modified the terms under which appellants had previously resided in the park." Village Park, 506 So.2d at 427. The appellants also argued that the prospectus was unconscionable and would be an unconstitutional impairment of contract. The First District Court of Appeal affirmed the Department's dismissal of the petition for hearing. The court held that the Department's prospectus review did not affect appellants' substantial interests, because their allegations were speculative and did not demonstrate immediate injury in fact. Because "the agency review[ed] the terms of the prospectus only to insure that it satisfie[d] the statutory requirements," the court determined that, if "any harm is suffered, it will result from the implementation of the provisions contained in the prospectus and not from agency approval of the prospectus." Id. at 433. The court held that "the threat of injury alleged by appellants is not of sufficient immediacy and reality to warrant invocation of the administrative review process." Id. at 434. Accord, AmeriSteel Corp. v. Clark, 691 So.2d 473, 477-78 (Fla. 1997) (claim that higher electric rates threatened petitioner's continued viability and that relocation of plant would cause an economic detriment to city residents is not injury of sufficient immediacy to entitle petitioner to hearing); International Jai-Alai Players Ass'n v. Florida Pari-Mutuel Comm'n, 561 So.2d 1224, 1225-26 (Fla. 3d DCA 1990) (fact that change in playing dates might affect labor dispute, resulting in economic detriment to players, was too remote to establish standing).

         The situation here is like that in Village Park. The Department's obligation is only to determine whether the applicant meets the criteria set forth in Sections 628.461(7) and 628.4615(8).(4) If the requirements of the statutes are met, approval of the AIG application must follow. No injury will result to Cendant or Season as the direct result of Department approval of AIG's Application. Rather, if any injury were to occur, it would result from approval of the acquisition by ABIG shareholders, not from the Department's determination that AIG satisfies the statutory requirements. The injuries alleged by Cendant are even more remotely connected to Department action than were the injuries alleged in Village Park. Neither Cendant nor Season has alleged an immediate injury sufficient to establish its right to obtain or intervene in a proceeding.

--------

         (4) As discussed below, neither the interests of competing acquirers nor of shareholders of the company to be acquired are relevant to determining an applicant's compliance with the statutory criteria.

         B.       CENDANT'S ALLEGED INJURIES ARE NOT PROTECTED BY SECTION
                  628.461 OR SECTION 628.4615

         The only injuries that Cendant alleges will result from approval of the AIG application are purely economic: Cendant's potential loss of a higher return on its stock investment and Season's loss of competitive position. Courts have consistently held that economic injury to a competitor does not provide a basis for standing unless such injury is within the zone of interest specifically intended to be protected by the governing statute. Florida Society of Ophthalmology, supra; North Ridge General Hospital, Inc. v. NME Hospitals, Inc., 478 So.2d. 1138 (Fla. 1st DCA 1985); Shared Services, Inc. v. State Department of Health and Rehabilitative Services, 426 So.2d. 56 (Fla.1st DCA 1983); Agrico, supra. As the court stated in Florida Medical Association, Inc. v. Department of Professional Regulation, 426 So.2d 1112, 1118 (Fla. 1st DCA 1983):

         [T]hese cases simply illustrate the rule that in licensing or permitting proceedings a claim of standing by third parties based solely upon economic interest is not sufficient unless the permitting or licensing statute itself contemplates consideration of such interest, or unless standing is conferred by rule or statute, or based upon constitutional grounds.

In Agrico, the court reversed a Department of Environmental Regulation holding that economic competitors of Agrico had standing to challenge the proposed issuance of a permit to Agrico. The court held that the economic competitors had no standing because, "while [they] were able to show a high degree of potential economic injury, they were wholly unable to show that the nature of the injury was one under the protection of Chapter 403." Agrico, supra, at 482.

         Cendant wrongly cites Boca Raton Mausoleum, Inc. v. Department of Banking and Finance, 511 So. 2d 1060 (Fla. 1st DCA 1987), to support its contention that competitive interests may suffice to support standing under Agrico. The court made no such ruling in that case. Instead, the court held that the cemetery licensing statute and implementing rules specifically contemplated consideration of the effect that licensing a new cemetery would have on sales at existing cemeteries, and for that reason a competing cemetery whose sales would be reduced as a direct effect of granting the requested license had standing. Id. at 1064-65. Further, the court applied the Agrico test to deny standing to a party who alleged interests outside the statute's zone of interests. Id. at 1065-66.

         The history of Section 628.461 demonstrates that the economic injuries alleged by Cendant and Season do not fall within the zone of interests protected by the statute. The legislative intent in enacting Section 628.461 originally included the protection of both shareholders' and policyholders' interests. Until 1985, the statute required the Department to make the following "findings" concerning the shareholders of a target company before approving an application for approval of an acquisition.

         1. The financial condition of the acquiring company would not prejudice the interests of any remaining shareholders who were unaffiliated with the acquiring person.

         2. Any proposal by the acquiring company to liquidate the target, sell its assets, or merge or consolidate it with any person, or make any other major change in its business or corporate structure or management was fair and free of prejudice to the policyholders and shareholders of the domestic stock insurer.

         3. The competence, experience, and integrity of the people who would control the operation of the domestic stock insurer indicated that the acquisition was in the best interests of the policyholders and shareholders of the insurer.

         4. It was in the best interests of the policyholders and shareholders of the domestic stock insurer to permit the relevant people in control of the acquiring company to exercise control over the domestic stock insurer.

Section 628.461, Fla. Stat. (1983) (emphasis supplied).

         In 1984, the U.S. District Court for the Northern District of Florida held that Section 628.461 was preempted by federal law and violated the Commerce Clause of the United States Constitution. The News Corporation Limited v. Gunter, Slip Op. No. 84-3278-WS (N.D. Fla. August 3, 1984) ("News Corp.") (copy attached as Exhibit C). The court held that the above-quoted provisions of
Section 628.461 as then in effect designed to protect shareholders' interests were preempted. The court concluded that "[p]rotection of policyholders, not shareholders, falls within the regulatory sphere reserved to the states."

         In direct response to News Corp., the Florida Legislature in 1985 amended Section 628.461. Ch. 85-312, Laws of Florida (1985). Among other changes, the Legislature removed all of the directives previously in the statute that the Department consider the interests of shareholders. Under Section
628.461 as amended and now in effect, the Department may not consider the interests of shareholders, but may instead consider only the interests of policyholders and the public.

         Section 628.461 contains no substantive provision indicating that it is intended to protect the interests of shareholders or of competing acquirers.(5) The same is true of Section 628.4615, enacted in 1986 and plainly modeled upon
Section 628.461. Accordingly, Cendant and Season have no standing to

--------

         (5) Although the statute still contains a reference to "shareholders" in subsection (3), the legislature's failure to delete that reference during the 1985 revision was an oversight. Staff Analysis, SB 490, Committee on Commerce, April 15, 1985, p. 3. The decision in News Corp., coupled with the fact that the interests of shareholders are not among the interests that the Department may consider in applying the criteria for approval set forth in subsection (7), deprives Cendant of standing. The purpose of Section 628.461(3) is to authorize the Department to obtain information on an applicant's management. The corresponding provision of the specialty insurer statute, Section 628.4615(4), does not mention shareholders at all.

intervene because their alleged injuries are not of the type or nature that Sections 628.461 and 628.4615 are intended to protect.(6)

         IV.      THE DEPARTMENT MAY NOT LAWFULLY CONSOLIDATE THE APPLICATIONS

         Section 628.461 sets forth the process by which a person seeking to acquire 5% or more of the voting stock in a domestic stock insurer must file an application, or "statement," providing certain information so that the Department can make a determination about the fitness of the applicant to obtain a controlling interest in the insurer.(7) Department approval of the proposed acquisition is a condition precedent to finalizing the acquisition. However, the Department's

--------

         (6) Apparently relying on Section 628.461(9), Cendant falsely contends that one of the statutes's purposes is to "provide for regulatory approval of offers to purchase domestic insurance companies without putting the Department in the position of recommending any offer to purchase." Petition, P. 20. Instead of a broad statement of legislative purpose, however, Section 628.461(9) is actually a penal provision that must be given a narrow construction, as its plain language shows:

         Any approval by the department under this section does not constitute a recommendation by the department for an acquisition, tender offer, or exchange offer. It is unlawful for a person to represent that the department's approval constitutes a recommendation. A person who violates the provisions of this subsection is guilty of a felony of the third degree, punishable as provided in s. 775.082, s. 775.083, or s.
         775.084. The statute-of-limitations period for the prosecution of an offense committed under this subsection is 5 years.

Further, since Department approval of AIG's application would not constitute a recommendation by the Department in favor of the proposed tender offer (and may not legally be so represented), the statute eliminates the very harm that the petitioners complain of, i.e., that Department approval might be construed as a recommendation of AIG's offer so as to give AIG a competitive advantage.

         (7) Section 628.4615, F.S., establishes similar procedures for seeking the Department's approval of a proposed acquisition of 10% or more of the voting stock of a domestic specialty insurer, such as Voyager Service Warranties, Inc. Because Cendant's Motion makes no reference to Section 628.4615, we do not address that statute further here. The authorities cited and reasoning advanced in this section with equal force to applications and proceedings under both
Section 628.461 and Section 628.4615.

authority is limited to determining the acceptability of a candidate and is not a determination that the acquisition will or should occur.(8) Whether a proposed acquisition ultimately occurs is a matter for determination by the insurer's stockholders and satisfaction of other conditions to closing.

         Nothing in the statute prevents multiple separate applications being filed by different companies, each proposing to acquire control of the same insurer. Each application can and must be assessed on its own merits in accordance with the statutory criteria for fitness. Each applicant can and must be approved if it meets its burden of proving that it satisfies the statutory criteria set forth in subsection 628.461(7). Situations commonly arise where there are multiple controlling persons of an insurer, each approved separately. These situations may involve parties competing for control of the insurer.

         A.       THERE IS NO STATUTORY, RULE, OR CASE AUTHORITY FOR
                  CONSOLIDATION

         The basic premise of the Motion is that, when more than one application is filed under Section 628.461 requesting the Department's approval of separate proposals to acquire the same insurer, the Department should consolidate its "proceedings"(9) and conduct a comparative review. This

--------

         (8) Subsection 628.461(9) provides that Department approval "does not constitute a recommendation by the department for an acquisition, tender offer, or exchange offer" (emphasis supplied). See n.6, supra.

         (9) The Motion misleadingly seeks an order consolidating "this proceeding with the administrative proceeding" instituted by AIG. There are no such "proceedings" to consolidate. Filing an application does not initiate a "proceeding," and the Department's review of an application is not a "proceeding." Rather, under Section 628.461(5), a proceeding may be initiated to consider an application either by the Department on its own initiative, or upon written request filed by a substantially affected party within ten days after notice of the application filing is given. No proceedings were initiated to consider AIG's Application. Moreover, a belated request for a proceeding on AIG's Application, filed by Cendant at the same time as the motion to consolidate, would not, even if timely, have triggered a proceeding because Cendant and Season are not "substantially affected," as shown in AIG's separate response to the request for a proceeding on
                                                                  (continued...)

premise is false: the statute is devoid of any notion of competition between applicants and of any comparative review criteria. There is no statute or rule authorizing consolidation of Section 628.461 applications, as the conspicuous absence in the Motion of any citation to a statute or rule authorizing consolidation makes evident.

         Cendant tries to legitimize the Motion by referring to inapposite cases establishing and applying the Ashbacker doctrine, derived from Ashbacker Radio Co. v. Federal Communications Commission, 326 U.S. 327, 333 (1945). In Ashbacker, two radio stations located in adjacent cities in Michigan both applied to the Federal Communications Commission ("FCC") for authority to broadcast on the same radio frequency. The FCC found that simultaneous operation by the two stations would result in intolerable interference, but proceeded to grant the first application and schedule the second for a hearing. The Supreme Court held that the FCC's procedure effectively deprived the second applicant of its statutory right to a hearing,(10) because approval of the first application foreclosed the possibility of approving the second application. In the Supreme Court's words:

         We hold that where two bona fide applications are mutually exclusive, the grant of one without a hearing to both deprives the loser of the opportunity Congress chose to give him.

326 U.S. at 333. The Court remanded the case to the FCC to conduct a comparative hearing so that the two applicants could compete for the approval that only one of them could receive from the FCC.

--------

         (9)(continued...)
AIG's Application.

         (10) To AIG's knowledge, Cendant has not requested that the Department conduct a Section 628.461(5) proceeding on Cendant's Application, further distinguishing its Motion from the situation in Ashbacker.

         Federal cases construing Ashbacker make clear that the doctrine is applicable in only a very narrow range of cases, where there is a clear situation of mutually exclusive applications. See, e.g., Western Radio Services Co. v. Glickman, 113 F.3d 966, 973 (9th Cir. 1997) ("In the Ashbacker line of cases, `mutually exclusive' applications are those which compete for a single available authorization."). Accord, Central Freight Lines, Inc. v. United States, 669 F.2d 1063, 1073 (5th Cir. 1982) (Interstate Commerce Commission grant of long-haul trucking rights). As the court noted in Aeronautical Radio, Inc. v. FCC, 928 F.2d 428, 438 (D.C. Cir. 1991), Ashbacker requires that approval of one application result in denial of the competing application. "[A] causal link between the grant of one application without a hearing and the de facto denial of another prior to hearing is central to the Ashbacker holding." Id.

         The Ashbacker doctrine has been applied in Florida in only one context, viz., the certificate of need regulatory process, now codified in Sections 408.031-.045, F.S. (1997). The certificate of need process requires that persons seeking to establish or expand certain health care services or facilities must first submit an application to the Agency for Health Care Administration (and previously, to the Department of Health and Rehabilitative Services), in which the applicant must demonstrate that there is a community need for the service or facility at issue. Applications are reviewed in accordance with statutory criteria and corresponding rules designed to quantify need and gauge how well a particular applicant's proposal meets the identified need.

         Florida courts extended the Ashbacker doctrine to the certificate of need regulatory process in a series of cases including the one relied on by Cendant, Bio-Medical Applications of Clearwater, Inc. v. Department of Health and Rehabilitative Services, 370 So.2d 19 (Fla. 2d DCA 1979). In Bio-Medical, Kidneycare filed an application for a certificate of need to establish ten kidney dialysis stations. The application was initially denied, and Kidneycare sought an administrative hearing. Meanwhile, Bio-Medical filed its own application for a certificate of need for a twenty station kidney dialysis center, which was also initially denied. Bio-Medical petitioned for an administrative hearing and sought to consolidate its hearing with Kidneycare's. After consolidation was denied, Kidneycare's hearing resulted in approval of its ten-station application. Bio-Medical's subsequent hearing resulted in approval of only seven dialysis stations, instead of the twenty stations for which application was made.

         On appeal, the Second District Court of Appeal reversed, reasoning as follows:

         We believe that the Ashbacker doctrine clearly applies in the case before us. We are not the first to observe that where need is determined in accordance with a quantitative standard, that is, by number of units, a fixed pool of needed investments is thereby created. Opposing applicants necessarily become competitors for that fixed pool. Once the determination is made that there is a need for ten kidney dialysis units or stations, the granting of an application for those ten units automatically decreases need by that number and effectively denies another pending application to the extent of those ten units. That clearly is mutual exclusivity within the meaning of Ashbacker.

Bio-Medical, 370 So.2d at 23; see also Federal Property Management v. Department of Health and Rehabilitative Services, 462 So. 2d 493, 495 (Fla. 1st DCA 1985); South Broward Hospital District v. State, Division of Administrative Hearings, 385 So.2d 1094, 1095 (Fla. 4th DCA 1980); Naples Community Hospital v. Department of Health and Rehabilitative Services, 463 So.2d 375, 377 (Fla. 1st DCA 1985); Cleveland Clinic Florida Hospital v. Agency for Health Care Administration, 679 So.2d 1237 (Fla. 1st DCA), review den., 695 So.2d 701 (Fla.
1997); HCA Health Services of Florida, Inc. v. Department of Health and Rehabilitative Services, 599 So.2d 211 (Fla. 1st DCA), review den., 613 So.2d 5 (Fla. 1992). As summarized in HCA Health Services:

         The teaching of Bio-Medical is that where two bona fide applications for administrative approval are mutually exclusive, the grant of one, without a hearing to both, deprives the loser of the hearing to which he is entitled.

HCA Health Services, 599 So.2d at 213.

         The Cleveland Clinic decision clarifies that the comparative hearing right recognized in Ashbacker and Bio-Medical flows not from the fact that competitors each need a certain regulatory approval, but rather from the fact that the applications themselves are in competition for a limited quantity of regulatory approvals. The issue in Cleveland Clinic was whether an application for approval to build a replacement hospital could proceed under expedited, non-competitive certificate of need review, or whether the application instead had to be filed in a competitive cycle for comparative review with any other hospital applicants. The court found that an application for a replacement hospital was not subject to the community need test applied to applications for new hospitals and new hospital beds, and thus, unlike new entries into the health care market, was not in competition for a fixed pool of needed units. Cleveland Clinic, 679 So.2d at 1241. Thus, even within the certificate of need process, where the statutes and rules dictate that a certain application is not in competition for a limited pool of needed units, Ashbacker and Bio-Medical do not apply.

         In this case, neither Section 628.461 nor the Department's implementing Rule 4-143.056, Fla. Admin. Code, provide for consolidation of applications. Nothing in the statute or rule remotely suggests that the Department's review and approval process is competitive in the sense that only a limited number of approvals can be issued. The Department may approve more than one application for controlling persons of a single insurer. While there is little doubt that applicants themselves can be in fierce competition, the key distinction from Ashbacker and Bio-Medical, confirmed by Cleveland Clinic, is that the applications for regulatory approval are not in competition. Thus,

Cendant does not argue, because it cannot, that its later-filed Application is less likely to be approved, or subject to different standards, because of the earlier-filed AIG Application. If the Department finds that AIG meets the statutory criteria because it can satisfy the license requirements for writing insurance, because it is financially strong, because it has the requisite experience, integrity, and so forth, then its Application "shall be approved."
Section 628.461(7), F.S. So too, the Cendant Application can be judged by the same criteria, and whether Cendant eventually meets its burden of proof will have nothing to do with whether or when AIG's Application is approved.

         Under Cendant's theory, the Ashbacker doctrine would apply any time one applicant for regulatory approval beats a competitor to the draw by filing an application first, thereby arguably gaining the advantage of the Department commencing its review sooner and perhaps securing the first approval. Accepting this theory would be an extraordinary distortion of the Ashbacker doctrine that would potentially envelop and alter all of governmental regulatory activity. For example, suppose two medical school graduates both want to establish their practice in a town too small to support two new physician practices, and one graduate files an application for license to practice medicine a full month before the other. As in this case, the criteria for licensure are applicant-specific, testing the qualifications of the individual to practice medicine. As in this case, an applicant meeting the criteria is entitled to licensure, and the approval of the first application does not prejudice the second application. Yet just as in this case, approving the first applicant first could arguably give that applicant a competitive advantage in establishing a medical practice. Surely Ashbacker and Bio-Medical would not dictate a right to comparative hearings in the context of applications for licenses to practice medicine.

         The Department's procedures for acting on permit and certificate of authority applications show this equally well. The Department may at any time have before it multiple applications to form new domestic insurers or admit existing foreign insurers to Florida. These applicants may be competing in the same markets and for the same policyholders. Nevertheless, the Department does not deny one application because it approved another earlier, nor does the Department postpone action on a pending application because a similar application is filed later. Further, the Department does not "consolidate" its review of separate applications or any proceedings that may be conducted respecting different applicants. Instead, as Ashbacker and Bio-Medical hold, the comparative hearing concept applies in only a very narrow range of cases, where applications are in competition for a limited quantity of approvals, as determined by the nature of the regulatory process and the criteria by which approvals are given or denied.

         B. SECTION 628.461 CANNOT BE CONSTRUED TO REQUIRE COMPARATIVE REVIEW

         There are only two possible reasons for consolidating AIG's earlier-filed Application with the later-filed Cendant Application for comparative review. One is that comparative review would allow the Department to decide which of the two should be allowed to succeed with its proposed acquisition. The other is to do a favor to Cendant by wiping out the self-created disadvantage of more than a one-month lag behind its competitor. Nothing would have prevented Cendant from commencing its tender offer or filing its Application earlier.(11)

--------
         (11) The Motion urges a comparative hearing to level the playing field, but the field's unevenness was neither the Department's doing nor AIG's doing. The Department has no obligation to remedy Cendant's decisions or mistakes, which would be precisely the result of granting the Motion. Letting the respective applications follow their natural processing course is the only way the Department can show neutrality and even-handedness. In the present context, neutrality is required not only by Florida administrative law but also by federal law.

         The Department is not charged with the role of deciding which of two suitors for an insurer should or will succeed with an acquisition. That is a decision for the insurer's shareholders. By law, the Department's approval of an application does not and may not be construed as a recommendation that the insurer's shareholders approve the proposed transaction. Section 628.461(9), F.S. Rather, the Department's role is to determine whether a party seeking to obtain a controlling interest in a licensed insurer is qualified to do so. The statute must be so construed, because any other construction would be contrary to federal law and unconstitutional.

         A predecessor version of Section 628.461 included review criteria by which the Department undertook an assessment of whether a proposed acquisition would be best for the insurer's shareholders.12 The Legislature deleted those criteria after a federal court ruled that the statute was preempted by the federal law to the extent that it purported to delve into the question of whether the proposed acquisition should succeed. The News Corporation Limited v. Gunter, Slip Op. No. 84-3278-WS (U.S. Dist. Ct., N.D. Fla., August 3, 1984) (copy attached as Exhibit A).

         By granting the Motion, the Department would turn back the clock and revive the constitutional infirmities previously excised from Section 628.461. Instead of accepting Cendant's invitations to conduct a comparative hearing to protect ABIG's shareholders, an unconstitutional objective under News Corp. that is without support in the statutory language, the Department should


-----------

         (12) These criteria included consideration of whether the applicant's financial condition would not prejudice the shareholders, whether any proposal to liquidate the target was fair and free of prejudice to the shareholders, whether the competence, experience and integrity of those who would control the insurer indicate that the acquisition is in the shareholders' best interests, and whether it is in the best interests of the shareholders to permit the individuals in control of the acquiring company to exercise control over the insurers. Section 628.461, F.S. (1993).

proceed in due course with completing its review of AIG's Application and should proceed in due course with commencing its review of the later-filed (twenty-seven days later) Cendant Application. As in our examples of competing medical students and certificate of authority applications, it would be unfair to the one that proceeded first to delay it or to accelerate the other.

         C.       NO COMMON ISSUES OF FACT TO JUSTIFY CONSOLIDATION

         The Department's general rules of procedure, Ch. 4-121, Fla. Admin. Code, do not provide for consolidation. If there were such a rule of procedure, it would likely be similar to the typical rule for consolidation of civil cases in state or federal courts, or of Florida administrative hearings at the Division of Administrative Hearings. Such rules look to whether consolidation will promote efficient resolution of disputes, by considering whether and the extent to which there are common issues of fact and law in the cases sought to be consolidated. See, e.g., Fla.R.Civ.P. 1.270; Fed.R.Civ.P. 42; Rule 60Q-2.011, Fla. Admin. Code.

         In this case, there are no such grounds for consolidation. The facts at issue for each application are those facts related to that applicant. For AIG, its financial strength may be readily apparent from its financial statements; for Cendant, its financial strength may be more difficult to ascertain from its financial statements. AIG's experience involves one set of facts; Cendant's experience or lack of experience involves a completely distinct set of facts. Criterion by criterion, the inquiry will be based on facts specific to the applicant. That each application stands or falls on its own merits, unaffected by facts associated with any other application, reinforces the notion that this regulatory scheme is not a competitive one in which applicants must be compared, only the "best" applicant selected, and all other applicants rejected.

                                   CONCLUSION

         For the foregoing reasons, the Department should deny the Petition to Intervene and Consolidate.


                                   ---------------------------------------------
                                   Mitchell B. Haigler
                                   Gary P. Timin
                                   KATZ, KUTTER, HAIGLER,
                                    ALDERMAN, BRYANT & YON, P.A.
                                   Highpoint Center, 12th Floor
                                   106 East College Avenue (32301)
                                   Post Office Box 1877
                                   Tallahassee, Florida  32302
                                   Telephone:        850/224-9634
                                   Facsimile:        850/222-0103

                                   Attorneys for American International Group,
                                   Inc., and AIGF, Inc.

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that the original and one copy of the foregoing AIG's Opposition to Cendant's Petition For Hearing and Petition to Intervene and Consolidate was served by hand delivery upon the General Counsel (acting as the Agency Clerk), Department of Insurance, The Capitol, PL-11, Tallahassee, Florida 32399; and a copy of the foregoing by hand delivery upon Thomas J. Maida, Esq. 300 East Park Avenue, P.O. Box 1819, Tallahassee, Florida 32302, counsel for Cendant Corporation and Season Acquisition Corp.; and by U.S. Mail upon Stephen
T. Maher, Esq., Shutts & Bowen, 1500 Miami Center, 201 South Biscayne Boulevard, Miami, Florida 33131, counsel for Cendant Corporation and Season Acquisition Corp., on this 9th day of February, 1998.



                                        Gary P. Timin
                                        -------------------------------

                           BEFORE THE STATE OF FLORIDA
                             DEPARTMENT OF INSURANCE

IN RE: APPLICATION FOR APPROVAL OF THE ACQUISITION
OF A CONTROLLING INTEREST (FORM D14-918) FILED BY
CENDANT CORPORATION AND SEASON
ACQUISITION CORP. RELATING TO AMERICAN
BANKERS INSURANCE COMPANY OF FLORIDA,
AMERICAN BANKERS LIFE ASSURANCE COMPANY OF
FLORIDA, AND VOYAGER SERVICE WARRANTIES, INC.,
DOMESTIC INSURERS.
------------------------------------------/

                AIG'S RESPONSE TO CENDANT'S MOTION TO CONSOLIDATE

         American International Group, Inc. and AIGF, Inc. (collectively referred to as "AIG") oppose the Motion to Consolidate filed by Cendant Corporation and Season Acquisition Corp. (collectively referred to as "Cendant"). The Motion to Consolidate must be denied because the Department of Insurance ("Department") has no authority to consolidate its review of the two distinct applications at issue.

                                   BACKGROUND

         1. On December 21, 1997, American Bankers Insurance Group, Inc. ("ABIG") and American International Group, Inc. ("AIG") entered into a merger agreement (the "Merger Agreement") pursuant to which AIG will acquire 100% of the outstanding common stock of ABIG through merger of ABIG with AIG's wholly-owned subsidiary AIGF, Inc. (the "Merger"). The same day, ABIG and AIG also entered into a related Stock Option Agreement.

         2. On December 31, 1997, AIG filed Form DI4-918 and Form DI4-448 (together, "AIG's Application") with the Department seeking approval both of the Merger and of AIG's purchase of 19.9% of the common stock of ABIG, pursuant to the Merger Agreement and the Stock

Option Agreement. The combined application was filed under Sections
628.461 and 628.4615, Florida Statutes ("F.S."), and the pertinent Department rules, forms, and instructions.

         3. According to Cendant's public filings with the U.S. Securities and Exchange Commission, commencing by May, 1997, Cendant's management approached ABIG several times regarding a possible acquisition or business combination. According to those filings, in early December, 1997, Cendant renewed its overtures, and ABIG responded that it did not then wish to pursue a transaction with Cendant.

         4. On January 27, 1998, more than a month after ABIG and AIG entered into and publicly announced the Merger Agreement, and twenty-seven days after AIG filed its Application:

                  a. Cendant announced an unsolicited, hostile tender offer to acquire ABIG;

                  b. Cendant announced that it was filing an application ("Cendant's Application") with the Department, seeking approval of Cendant's proposed acquisition of ABIG and its subsidiaries; and

                  c. Cendant sued AIG, ABIG, and ABIG's directors in U.S. District Court in Miami, Florida, seeking to halt the Merger and making allegations essentially identical to those in Cendant's motions and petitions later filed with the Department.

         5. The following week, Cendant apparently filed with the Department a Motion to Consolidate (the "Motion"). AIG was not served with a copy of the Motion, which on information and belief was delivered to the Department on February 2, 1998.

         6. To advance its competitive position in its effort to gain control of ABIG, Cendant moves the Department to consolidate "this proceeding with the administrative proceeding" purportedly commenced by AIG's filing its Application. Motion, p.1.

         7. The Motion must be denied because there is no basis in the governing statutes or rules or under applicable case law for the requested consolidation.

                                MEMORANDUM OF LAW

         Section 628.461 sets forth the process by which a person seeking to acquire 5% or more of the voting stock in a domestic stock insurer must file an application, or "statement," providing certain information so that the Department can make a determination about the fitness of the applicant to obtain a controlling interest in the insurer.(1) Department approval of the proposed acquisition is a condition precedent to finalizing the acquisition. However, the Department's authority is limited to determining the acceptability of a candidate and is not a determination that the acquisition will or should occur.
(2) Whether a proposed acquisition ultimately occurs is a matter for determination by the insurer's stockholders and satisfaction of other conditions to closing.

         Nothing in the statute prevents multiple separate applications being filed by different companies, each proposing to acquire control of the same insurer. Each application can and must be assessed on its own merits in accordance with the statutory criteria for fitness. Each applicant can and must be approved if it meets its burden of proving that it satisfies the statutory criteria set forth in subsection 628.461(7). Situations commonly arise where there are multiple controlling persons
--------
         (1) Section 628.4615, F.S., establishes similar procedures for seeking the Department's approval of a proposed acquisition of 10% or more of the voting stock of a domestic specialty insurer, such as Voyager Service Warranties, Inc. Because Cendant's Motion makes no reference to Section 628.4615, we do not address that statute further here. The authorities cited and reasoning advanced in this Response apply with equal force to applications and proceedings under both Section 628.461 and Section 628.4615.

         (2) Subsection 628.461(9) provides that Department approval "does not constitute a recommendation by the department for an acquisition, tender offer, or exchange offer" (emphasis supplied).

of an insurer, each approved separately. These situations may involve parties competing for control of the insurer.

         A. THERE IS NO STATUTORY, RULE, OR CASE AUTHORITY FOR CONSOLIDATION

         The basic premise of the Motion is that, when more than one application is filed under Section 628.461 requesting the Department's approval of separate proposals to acquire the same insurer, the Department should consolidate its "proceedings" (3) and conduct a comparative review. This premise is false: the statute is devoid of any notion of competition between applicants and of any comparative review criteria. There is no statute or rule authorizing consolidation of Section 628.461 applications, as the conspicuous absence in the Motion of any citation to a statute or rule authorizing consolidation makes evident.

         Cendant tries to legitimize the Motion by referring to inapposite cases establishing and applying the Ashbacker doctrine, derived from Ashbacker Radio Co. v. Federal Communications Commission, 326 U.S. 327, 333 (1945). In Ashbacker, two radio stations located in adjacent cities in Michigan both applied to the Federal Communications Commission ("FCC") for authority to broadcast on the same radio frequency. The FCC found that simultaneous operation by the two stations would result in intolerable interference, but proceeded to grant the first application and

--------
         (3) The Motion misleadingly seeks an order consolidating "this proceeding with the administrative proceeding" instituted by AIG. There are no such "proceedings" to consolidate. Filing an application does not initiate a "proceeding," and the Department's review of an application is not a "proceeding." Rather, under Section 628.461(5), a proceeding may be initiated to consider an application either by the Department on its own initiative, or upon written request filed by a substantially affected party within ten days after notice of the application filing is given. No proceedings were initiated to consider AIG's Application. Moreover, a belated request for a proceeding on AIG's Application, filed by Cendant at the same time as the motion to consolidate, would not, even if timely, have triggered a proceeding because Cendant and Season are not "substantially affected," as shown in AIG's separate response to the request for a proceeding on AIG's Application.

schedule the second for a hearing. The Supreme Court held that the FCC's procedure effectively deprived the second applicant of its statutory right to a hearing,(4) because approval of the first application foreclosed the possibility of approving the second application. In the Supreme Court's words:

         We hold that where two bona fide applications are mutually exclusive, the grant of one without a hearing to both deprives the loser of the opportunity Congress chose to give him.

326 U.S. at 333. The Court remanded the case to the FCC to conduct a comparative hearing so that the two applicants could compete for the approval that only one of them could receive from the FCC.

         Federal cases construing Ashbacker make clear that the doctrine is applicable in only a very narrow range of cases, where there is a clear situation of mutually exclusive applications. See, e.g., Western Radio Services Co. v. Glickman, 113 F.3d 966, 973 (9th Cir. 1997) ("In the Ashbacker line of cases, `mutually exclusive' applications are those which compete for a single available authorization."). Accord, Central Freight Lines, Inc. v. United States, 669 F.2d 1063, 1073 (5th Cir. 1982) (Interstate Commerce Commission grant of long-haul trucking rights). As the court noted in Aeronautical Radio, Inc. v. FCC, 928 F.2d 428, 438 (D.C. Cir. 1991), Ashbacker requires that approval of one application result in denial of the competing application. "[A] causal link between the grant of one application without a hearing and the de facto denial of another prior to hearing is central to the Ashbacker holding." Id.

         The Ashbacker doctrine has been applied in Florida in only one context, viz., the certificate of need regulatory process, now codified in Sections 408.031-.045, F.S. (1997). The certificate of need
--------
         (4) To AIG's knowledge, Cendant has not requested that the Department conduct a Section 628.461(5) proceeding on Cendant's Application, further distinguishing its Motion from the situation in Ashbacker.

process requires that persons seeking to establish or expand certain health care services or facilities must first submit an application to the Agency for Health Care Administration (and previously, to the Department of Health and Rehabilitative Services), in which the applicant must demonstrate that there is a community need for the service or facility at issue. Applications are reviewed in accordance with statutory criteria and corresponding rules designed to quantify need and gauge how well a particular applicant's proposal meets the identified need.

         Florida courts extended the Ashbacker doctrine to the certificate of need regulatory process in a series of cases including the one relied on by Cendant, Bio-Medical Applications of Clearwater, Inc. v. Department of Health and Rehabilitative Services, 370 So.2d 19 (Fla. 2d DCA 1979). In Bio-Medical, Kidneycare filed an application for a certificate of need to establish ten kidney dialysis stations. The application was initially denied, and Kidneycare sought an administrative hearing. Meanwhile, Bio-Medical filed its own application for a certificate of need for a twenty station kidney dialysis center, which was also initially denied. Bio-Medical petitioned for an administrative hearing and sought to consolidate its hearing with Kidneycare's. After consolidation was denied, Kidneycare's hearing resulted in approval of its ten-station application. Bio-Medical's subsequent hearing resulted in approval of only seven dialysis stations, instead of the twenty stations for which application was made.

         On appeal, the Second District Court of Appeal reversed, reasoning as follows:

         We believe that the Ashbacker doctrine clearly applies in the case before us. We are not the first to observe that where need is determined in accordance with a quantitative standard, that is, by number of units, a fixed pool of needed investments is thereby created. Opposing applicants necessarily become competitors for that fixed pool. Once the determination is made that there is a need for ten kidney dialysis units or stations, the granting of an application for those ten units automatically decreases need by that number and effectively denies another pending application to the extent of those ten units. That clearly is mutual exclusivity within the meaning of Ashbacker.

Bio-Medical, 370 So.2d at 23; see also Federal Property Management v. Department of Health and Rehabilitative Services, 462 So. 2d 493, 495 (Fla. 1st DCA 1985); South Broward Hospital District v. State, Division of Administrative Hearings, 385 So.2d 1094, 1095 (Fla. 4th DCA 1980); Naples Community Hospital v. Department of Health and Rehabilitative Services, 463 So.2d 375, 377 (Fla. 1st DCA 1985); Cleveland Clinic Florida Hospital v. Agency for Health Care Administration, 679 So.2d 1237 (Fla. 1st DCA), review den., 695 So.2d 701 (Fla.
1997); HCA Health Services of Florida, Inc. v. Department of Health and Rehabilitative Services, 599 So.2d 211 (Fla. 1st DCA), review den., 613 So.2d 5 (Fla. 1992). As summarized in HCA Health Services:

         The teaching of Bio-Medical is that where two bona fide applications for administrative approval are mutually exclusive, the grant of one, without a hearing to both, deprives the loser of the hearing to which he is entitled.

HCA Health Services, 599 So.2d at 213.

         The Cleveland Clinic decision clarifies that the comparative hearing right recognized in Ashbacker and Bio-Medical flows not from the fact that competitors each need a certain regulatory approval, but rather from the fact that the applications themselves are in competition for a limited quantity of regulatory approvals. The issue in Cleveland Clinic was whether an application for approval to build a replacement hospital could proceed under expedited, non-competitive certificate of need review, or whether the application instead had to be filed in a competitive cycle for comparative review with any other hospital applicants. The court found that an application for a replacement hospital was not subject to the community need test applied to applications for new hospitals and new hospital beds, and thus, unlike new entries into the health care market, was not in competition for a fixed pool of needed units. Cleveland Clinic, 679 So.2d at 1241. Thus, even within the certificate of need process, where the statutes and rules dictate that a certain application is not in competition for a limited pool of needed units, Ashbacker and Bio-Medical do not apply.

         In this case, neither Section 628.461 nor the Department's implementing Rule 4-143.056, Fla. Admin. Code, provide for consolidation of applications. Nothing in the statute or rule remotely suggests that the Department's review and approval process is competitive in the sense that only a limited number of approvals can be issued. The Department may approve more than one application for controlling persons of a single insurer. While there is little doubt that applicants themselves can be in fierce competition, the key distinction from Ashbacker and Bio-Medical, confirmed by Cleveland Clinic, is that the applications for regulatory approval are not in competition. Thus, Cendant does not argue, because it cannot, that its later-filed Application is less likely to be approved, or subject to different standards, because of the earlier-filed AIG Application. If the Department finds that AIG meets the statutory criteria because it can satisfy the license requirements for writing insurance, because it is financially strong, because it has the requisite experience, integrity, and so forth, then its Application "shall be approved." Section 628.461(7), F.S. So too, the Cendant Application can be judged by the same criteria, and whether Cendant eventually meets its burden of proof will have nothing to do with whether or when AIG's Application is approved.

         Under Cendant's theory, the Ashbacker doctrine would apply any time one applicant for regulatory approval beats a competitor to the draw by filing an application first, thereby arguably gaining the advantage of the Department commencing its review sooner and perhaps securing the first approval. Accepting this theory would be an extraordinary distortion of the Ashbacker doctrine that would potentially envelop and alter all of governmental regulatory activity. For example, suppose two medical school graduates both want to establish their practice in a town too small to support two new physician practices, and one graduate files an application for license to practice medicine a full month before the other. As in this case, the criteria for licensure are applicant-specific, testing the qualifications of the individual to practice medicine. As in this case, an applicant meeting the criteria is entitled to licensure, and the approval of the first application does not prejudice the second application. Yet just as in this case, approving the first applicant first could arguably give that applicant a competitive advantage in establishing a medical practice. Surely Ashbacker and Bio-Medical would not dictate a right to comparative hearings in the context of applications for licenses to practice medicine.

         The Department's procedures for acting on permit and certificate of authority applications show this equally well. The Department may at any time have before it multiple applications to form new domestic insurers or admit existing foreign insurers to Florida. These applicants may be competing in the same markets and for the same policyholders. Nevertheless, the Department does not deny one application because it approved another earlier, nor does the Department postpone action on a pending application because a similar application is filed later. Further, the Department does not "consolidate" its review of separate applications or any proceedings that may be conducted respecting different applicants. Instead, as Ashbacker and Bio-Medical hold, the comparative hearing concept applies in only a very narrow range of cases, where applications are in competition for a limited quantity of approvals, as determined by the nature of the regulatory process and the criteria by which approvals are given or denied.

         B. SECTION 628.461 CANNOT BE CONSTRUED TO REQUIRE COMPARATIVE REVIEW

         There are only two possible reasons for consolidating AIG's earlier-filed Application with the later-filed Cendant Application for comparative review. One is that comparative review would allow the Department to decide which of the two should be allowed to succeed with its proposed acquisition. The other is to do a favor to Cendant by wiping out the self-created disadvantage of more than a one-month lag behind its competitor. Nothing would have prevented Cendant from commencing its tender offer or filing its Application earlier.(5)

         The Department is not charged with the role of deciding which of two suitors for an insurer should or will succeed with an acquisition. That is a decision for the insurer's shareholders. By law, the Department's approval of an application does not and may not be construed as a recommendation that the insurer's shareholders approve the proposed transaction. Section 628.461(9), F.S. Rather, the Department's role is to determine whether a party seeking to obtain a controlling interest in a licensed insurer is qualified to do so. The statute must be so construed, because any other construction would be contrary to federal law and unconstitutional.

         A predecessor version of Section 628.461 included review criteria by which the Department undertook an assessment of whether a proposed acquisition would be best for the insurer's shareholders.(6) The Legislature deleted those criteria after a federal court ruled that the statute was
--------

         (5) The Motion urges a comparative hearing to level the playing field, but the field's unevenness was neither the Department's doing nor AIG's doing. The Department has no obligation to remedy Cendant's decisions or mistakes, which would be precisely the result of granting the Motion. Letting the respective applications follow their natural processing course is the only way the Department can show neutrality and even-handedness. In the present context, neutrality is required not only by Florida administrative law but also by federal law.

         (6) These criteria included consideration of whether the applicant's financial condition would not prejudice the shareholders, whether any proposal to liquidate the target was fair and free of prejudice to the shareholders, whether the competence, experience and integrity of those who would control the insurer indicate that the acquisition is in the shareholders' best interests, and whether it preempted by the federal law to the extent that it purported to delve into the question of whether the proposed acquisition should succeed. The News Corporation Limited v. Gunter, Slip Op. No. 84-3278-WS (U.S. Dist. Ct., N.D. Fla., August 3, 1984) (copy attached as Exhibit A).

         By granting the Motion, the Department would turn back the clock and revive the constitutional infirmities previously excised from Section 628.461. Instead of accepting Cendant's invitations to conduct a comparative hearing to protect ABIG's shareholders, an unconstitutional objective under News Corp. that is without support in the statutory language, the Department should proceed in due course with completing its review of AIG's Application and should proceed in due course with commencing its review of the later-filed (twenty-seven days later) Cendant Application. As in our examples of competing medical students and certificate of authority applications, it would be unfair to the one that proceeded first to delay it or to accelerate the other.

         C.       NO COMMON ISSUES OF FACT TO JUSTIFY CONSOLIDATION

         The Department's general rules of procedure, Ch. 4-121, Fla. Admin. Code, do not provide for consolidation. If there were such a rule of procedure, it would likely be similar to the typical rule for consolidation of civil cases in state or federal courts, or of Florida administrative hearings at the Division of Administrative Hearings. Such rules look to whether consolidation will promote efficient resolution of disputes, by considering whether and the extent to which there are common issues of fact and law in the cases sought to be consolidated. See, e.g., Fla.R.Civ.P. 1.270; Fed.R.Civ.P. 42; Rule 60Q-2.011, Fla. Admin. Code.


---------------
is in the best interests of the shareholders to permit the individuals in control of the acquiring company to exercise control over the insurers. Section 628.461, F.S. (1993).

         In this case, there are no such grounds for consolidation. The facts at issue for each application are those facts related to that applicant. For AIG, its financial strength may be readily apparent from its financial statements; for Cendant, its financial strength may be more difficult to ascertain from its financial statements. AIG's experience involves one set of facts; Cendant's experience or lack of experience involves a completely distinct set of facts. Criterion by criterion, the inquiry will be based on facts specific to the applicant. That each application stands or falls on its own merits, unaffected by facts associated with any other application, reinforces the notion that this regulatory scheme is not a competitive one in which applicants must be compared, only the "best" applicant selected, and all other applicants rejected.

                                   CONCLUSION

         For the foregoing reasons, the Department should deny Cendant's Motion to Consolidate.

                                       Respectfully submitted,



                                       -----------------------------------------
                                       Mitchell B. Haigler
                                       Gary P. Timin
                                       KATZ, KUTTER, HAIGLER,
                                         ALDERMAN, BRYANT & YON, P.A.
                                       Highpoint Center, 12th Floor
                                       106 East College Avenue (32301)
                                       Post Office Box 1877
                                       Tallahassee, Florida  32302
                                       Telephone:        850/224-9634
                                       Facsimile:        850/222-0103

                                       Attorneys for AMERICAN
                                       INTERNATIONAL GROUP, INC., and
                                       AIGF, INC.

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that the original and one copy of the foregoing AIG'S Response to Cendant's Motion to Consolidate was served by hand delivery upon the General Counsel (acting as the Agency Clerk), Department of Insurance, The Capitol, PL-11, Tallahassee, Florida 32399; and a copy of the foregoing by hand delivery upon Thomas J. Maida, Esq. 300 East Park Avenue, P.O. Box 1819, Tallahassee, Florida 32302, counsel for Cendant Corporation and Season Acquisition Corp.; and by U.S. Mail upon Stephen T. Maher, Esq., Shutts & Bowen, 1500 Miami Center, 201 South Biscayne Boulevard, Miami, Florida 33131, counsel for Cendant Corporation and Season Acquisition Corp., on this 9th day of February, 1998.



                                     -------------------------------------------
                                     Gary P. Timin